Amendment No. 14
To
Fifth Amended And Restated Revolving Loan And Letter Of Credit Agreement

This Amendment No. 14 (this “Amendment”) is entered into as of February 15, 2008, by and among the two entities included among the Borrower as listed on Exhibit A attached hereto (individually, and collectively, jointly and severally, the “Borrower”); the several entities included among the Guarantors as listed on Exhibit A attached hereto (each, individually, a “Guarantor,” and collectively, jointly and severally, the “Guarantors”); the several entities constituting the Majority Banks included among the Banks as listed on Exhibit A attached hereto (each, individually, a “Bank” and collectively, but not jointly, the “Banks”); and Bank of America, N.A. (“Bank of America”), as agent for the Banks (in such capacity, the “Agent”).

RECITALS

Reference is made to the following facts that constitute the background of this Amendment:

A.	The parties hereto have entered into that certain Fifth Amended and Restated Revolving Loan and Letter of Credit Agreement dated as of November 4, 2005 (as amended and/or restated from time to time, the “Loan Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the same meanings herein as ascribed to them in the Loan Agreement.

B.	In the absence of the waiver set forth below, it is expected that the Borrower and the Guarantors will not be in compliance with certain covenants under the Loan Agreement as a result of the Borrower’s and Guarantors’ failure to deliver by the close of business on the date hereof the “MuniMae Year-End Financial Statements” under (and as that term is defined in) Amendment No. 12 to the Loan Agreement dated November 1, 2007 (“Amendment No. 12”).

C.	In light of the foregoing, the Borrower and the Guarantors have requested a waiver with respect to such covenants and a modification of the financial reporting requirements and financial covenants of the Loan Agreement.

D.	The Banks and the Agent are willing to grant such request solely in connection with an orderly termination of the facility evidenced by the Loan Agreement.

E.	The Borrower and the Guarantors have further requested that, in connection with such termination, several additional changes be made to the Loan Agreement.

F.	The Banks and the Agent are willing to agree to such additional changes upon the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing recitals and of the representations, warranties, covenants and conditions set forth herein and in the Loan Agreement, and for other valuable consideration the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

Section 1. Waiver of Event of Default and Modification of Reporting and Financial Covenants. The Agent and the Banks agree (a) that the Credit Documents are hereby amended by deleting (i) the financial reporting requirements set forth in Sections 5.6.1, 5.6.2, and 5.6.3 of the Loan Agreement and Sections 5.1, 5.2 and 5.3 of Schedule 1 to the MuniMae Guaranty, and (ii) the financial covenants, and compliance with any covenant predicated on such financial reporting or calculation of such financial covenants provided in Section 5.30 of the Loan Agreement and Section 20 of Schedule 1 of the MuniMae Guaranty and (b) to hereby waive any Defaults or Events of Default which may have arisen due to non-compliance with any of the foregoing.

Section 2. Amendment of Maturity Date and Extension Term.

(a) Maturity Date. The definition “Maturity Date” in Section 1.1 of Loan Agreement is hereby amended by replacing “May 1, 2008” with “March 5, 2008”. The Loan Agreement is hereby further amended by deleting Section 2.12 thereof.

(b) First Extension Term. The Borrower may extend the Maturity Date to June 30, 2008, provided that (i) on or before March 5, 2008, the Borrower pays a commitment fee of $39,062.50 to the Agent for the ratable benefit of the Banks; (ii) from the date hereof through and including March 5, 2008, there is outstanding no Default or Event of Default (after incorporating the terms of this Amendment), and (iii) on or before March 5, 2008, as additional security for the Obligations, the Borrower and the Guarantors shall cause an irrevocable standby letter of credit to be issued to the Agent, for the ratable benefit of the Banks, by an issuer, and upon terms and conditions, satisfactory to the Agent and the Banks, in the stated face amount of $14,000,000.00 (the “Additional Letter of Credit”). The Agent, for and on behalf of the Banks, agrees that it will not present a sight draft under the Additional Letter of Credit unless an Event of Default has occurred and is continuing. Without limiting the foregoing, the Additional Letter of Credit shall have a stated expiration date no earlier than October 30, 2008. For the avoidance of doubt, the Additional Letter of Credit shall be in addition to the “Collateral Letter of Credit” as defined in, and as provided to the Agent pursuant to, Amendment No. 12. The Agent and the Banks acknowledge that the following pension funds shall be acceptable issuers of the Additional Letter of Credit: Wayne County Employees’ Retirement System, The General Retirement System of the City of Detroit, and Police and Fire Retirement System of the City of Detroit. It shall constitute an Event of Default under the Loan Agreement, with respect to which no cure period shall be applicable, in the event that the issuer of the Collateral Letter of Credit (as such term is defined in Amendment No. 12) or the Additional Letter of Credit fails to have a Standard & Poors credit rating of at least A-.

(c) Second Extension Term In the event that the Maturity Date has been extended to June 30, 2008, pursuant to Section 2(b) of this Amendment, the Borrower may further extend the Maturity Date to September 30, 2008 provided that (i) from the date hereof through and including June 30, 2008 there is outstanding no Default or Event of Default (after incorporating the terms of this Amendment), (ii) prior to June 30, 2008 the aggregate capital contributions obligations of the Borrower, and without duplication, the MTEs, to Property Partnerships other than Corporate Property Partnerships (as defined in Section 5(c) below) are permanently reduced to less than $153,800,000.00, (iii) prior to June 30, 2008 the Borrower and Guarantors shall have provided to the Agent restated, audited financial statements for MuniMae for the fiscal year ending December 31, 2006, which shall include the restated, audited financial results for the fiscal years ending December 31, 2004 and December 31, 2005, and (iv) prior to June 30, 2008 the Borrower has paid the Agent for the ratable benefit of the Banks an extension fee equal to $70,687.50.

Section 3. Maximum Amount.

(a) Maximum Amount. The definition of “Maximum Amount” in Section 1.1 of the Loan Agreement is hereby amended and restated to read as follows:

Date:	Maximum Amount:

Through March 5, 2008	$70,000,000

March 5, 2008 (if the facility is not extended)	$0; (Maturity Date)

From March 6, 2008 through March 30, 2008 (if the facility is extended)	$70,000,000

From March 31, 2008 through April 29, 2008 (if the facility is extended)	$60,000,000

From April 30, 2008 through May 30, 2008 (if the facility is extended)	$50,000,000

From May 31, 2008 through June 29, 2008 (if the facility is extended)	$40,000,000

At June 30, 2008 (if facility not further extended)	$0; (Maturity Date)

From June 30, 2008 through July 30, 2008 (if the facility is further extended)	$35,000,000

From July 31, 2008 through August 30, 2008 (if the facility is further extended)	$35,000,000

From August 31, 2008 through September 29, 2008 (if the facility is further extended)	$35,000,000

September 30, 2008 (if the facility is extended)	$0; (Maturity Date)

(b) In no event shall additional Revolving Loans be made under the Loan Agreement in excess of $5,000,000 unless the Maturity Date is extended pursuant to Section 2(b) of this Amendment.

Section 4. Interest on Revolving Loans.

(a) LIBOR Margin. The “LIBOR Margin” in Section V of Schedule A to the Loan Agreement is hereby amended by replacing “1.85%” with “3.00%”.

(b) Prime Rate. The definition of “Prime Rate” in Section 1.1 of the Loan Agreement shall be amended and restated in its entirety to read as follows:

“’Prime Rate’ means the variable per annum rate of interest so designated from time to time by the Agent as its ‘prime’ rate, changing when and as such changes are so announced without notice or demand of any kind plus three percentage points per annum. The ‘prime’ rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer.”

5. Additional Collateral.

(a) Cash Collateral. Simultaneously with the execution and delivery of this Amendment, the Borrower shall deliver to the Agent, to be held as additional Collateral for the Obligations for the ratable benefit of the Banks, $5,000,000 in immediately available funds (the “Cash Collateral”). The Agent will return any portion of the Cash Collateral that has not been applied to the Obligations during the existence of an Event of Default to the Borrower solely upon the delivery to the Agent of the Additional Letter of Credit and the extension of the Maturity Date to June 30, 2008, in compliance with the terms of Section 2(b) of this Amendment.

(b) Corporate Property Partnerships. With respect to any Property Partnership in which the Borrower or any Affiliate of MuniMae has made investments (either directly or indirectly) without using Revolving Loans (each a “Corporate Property Partnership”), the Borrower and the Guarantors hereby agree, prior to March 3, 2008, to take all action required by the Agent and the Banks, in their discretion, to (i) grant to the Agent, for the ratable benefit of the Banks, a first priority perfected security interest in all (A) equity held in any Middle Tier Entity holding investment limited partnership interests or investor member interests in such Corporate Property Partnerships, and (B) investment limited partnership interests or investor member interests in such Corporate Property Partnerships. The Borrower and the Guarantors hereby represent and warrant to the Agent and the Banks that set forth on Exhibit B Attached hereto is a list of all Corporate Property Partnerships. In the event that the Maturity Date is extended to June 30, 2008 pursuant to Section 2(b) of this Amendment, upon written request of the Borrower the Agent will release its lien on any particular Corporate Property Partnership which is (y) being sold to or financed with any other third party not Affiliated with the Borrower or the Guarantors, or (z) being transferred to an Affiliate of the Borrower or the Guarantors in connection with the syndication of such Corporate Property Partnership.

Section 6. Placed in Service. Notwithstanding anything in the Loan Agreement to the contrary, the Borrower and the Guarantors hereby covenant and agree that the principal amount of all Revolving Loans, the proceeds of which have been used to fund Capital Contributions or Direct Investments to a particular Property Partnership, and all accrued interest thereon and any other Obligations relating thereto, shall be due and payable in full prior to such time as such Property Partnership is “placed in service” (as such phrase is used in the Code) for purposes of permitting LIHTCs to be taken under the Code with respect to such Property Partnership.

Section 7. New Property Partnerships. Notwithstanding anything in the Loan Agreement to the contrary, from the date hereof until March 31, 2008, no Revolving Loans shall be permitted to be borrowed in order to make Capital Contributions or Direct Investments to any Property Partnership that has not received Capital Contributions or Direct Investments funded in part by Revolving Loans prior to the date hereof. From and after April 1, 2008, the Banks may make Revolving Loans to the Borrower, the proceeds of which will be used by the Borrower to make Capital Contributions or Direct Investments to a Property Partnership that has not previously received Capital Contributions or Direct Investments funded in part by Revolving Loans (each a “New Property Partnership”), upon the satisfaction of the following requirements:

(a) The Agent and each Bank must approve such New Property Partnership in its respective unrestricted discretion;

(b) The Borrower shall provide evidence satisfactory to the Agent indicating that (i) there will be sufficient availability of Revolving Loans under the Agreement to fund all Capital Contributions or Direct Investments required to be funded to such New Property Partnership prior to the Maturity Date, and (ii) MMA and its Affiliates will have sufficient liquidity to provide the Co-Funding Amounts required to be provided in connection with such Revolving Loans;

(c) The Co-Funding Amount required to be provided in connection with any Revolving Loans used to fund any Capital Contribution or Direct Investment to a New Property Partnership shall equal 20% of the aggregate Capital Contribution or Direct Investment required in each such New Property Partnership.

(d) In addition to the Co-Funding Amount required to be provided in connection with the first Revolving Loan made to fund a Capital Contribution or Direct Investment to a New Property Partnership, the Borrower shall provide a letter of credit for the benefit of the Agent, in form and substance, and from an issuer acceptable to the Agent, in a stated face amount equal to 20% of all Capital Contributions or Direct Investments required to be made with respect to such New Property Partnership under such New Property Partnership’s limited partnership agreement.

(e) Full investment reports, and such other information as the Agent may request shall be provided for each New Property Partnership prior to and/or after any Revolving Loans are made to fund Capital Contributions or Direct Investments to such New Property Partnership.

(f) All other preconditions for making Revolving Loans to fund Capital Contributions or Direct Investments under the Loan Agreement must be completed as provided in the Loan Agreement.

Section 8. Additional Reporting.

(a) Internal Funding Model. By the first and fifteenth day of each calendar month following the date hereof (or the immediately preceding Business Day if any such day is not a Business Day), the Borrower and the Guarantors shall provide to the Agent MMA’s internal funding model, which shall set forth the then current amount of cash or cash equivalents, outstanding Indebtedness under any lines of credit, and available credit under those lines of credit, in each case for MuniMae and its Subsidiaries on a consolidated basis for the week ending the previous Friday (the “Internal Funding Model”). MuniMae’s chief operating officer shall certify to the Agent that each Internal Funding Model is true, complete and accurate, except that, to the extent that the Internal Funding Model provides projections, MuniMae’s chief operating officer’s certification shall only certify that such projections are based on reasonable assumptions. The form of the Internal Funding Model shall be provided to, and must be in form and substance satisfactory to, the Agent and the Banks, by no later than the date hereof.

(b) Other Indebtedness. The Borrower and the Guarantors hereby represent and warrant that all material credit facilities, material letter of credit facilities and other material Indebtedness of the Borrower and the Guarantors is described on the Disclosure Schedule attached hereto as Exhibit C (collectively, the “Material Credit Sources”). The Borrower and the Guarantors hereby covenant and agree that by no later than March 15, 2008, MuniMae shall provide to the Agent (i) evidence satisfactory to the Agent and each of the Banks that all of Material Credit Sources are in full force and effect with no event of default thereunder (and that no event or circumstance has occurred or exists which, with the giving of notice, the passage of time or both, would constitute an event of default thereunder), and (ii) information regarding the amount available to MMA and its Affiliates to be borrowed under each Material Credit Source. MuniMae shall provide the Agent and the Banks copies of all waivers or modification agreements in effect with respect to any such Material Credit Source simultaneously with the delivery of such evidence and immediately upon any subsequent execution and delivery thereof.

Section 9. Fees. The Borrower shall pay to the Agent, simultaneously with the execution and delivery of this Amendment, for the pro rata benefit of the Banks based on their respective Commitment Percentages, a waiver fee of $150,000.00 (the “Waiver Fee”).

Section 10. Representations and Warranties. The Borrower and Guarantors, jointly and severally, represent and warrant to the Banks as of the effective date of this Amendment that, assuming the due execution and delivery of this Amendment: (a) no Default or Event of Default is in existence, from and after, or will result from, the execution and delivery of this Amendment or the consummation of any transactions contemplated hereby; (b) each of the representations and warranties of the Borrower and the Guarantors in the Loan Agreement and the other Credit Documents, as updated through the date hereof by the Disclosure Schedule attached hereto as Exhibit C, is true and correct in all material respects on the effective date of this Amendment (except for representations and warranties limited as to time or with respect to a specific event, which representations and warranties shall continue to be limited to such time or event); and (c) this Amendment and the Loan Agreement (as amended by this Amendment) are legal, valid and binding agreements of the Borrower and the Guarantors and are enforceable against them in accordance with their terms.

Section 11. Ratification. Except as hereby amended or waived, the Loan Agreement, all other Credit Documents and each provision thereof are hereby ratified and confirmed in every respect and shall continue in full force and effect, and this Amendment shall not be, and shall not be deemed to be, a waiver of any Default or Event of Default or of any covenant, term or provision of the Loan Agreement or the other Credit Documents. In furtherance of the foregoing ratification, by executing this Amendment in the spaces provided below, each of the Guarantors, on a joint and several basis, hereby absolutely and unconditionally (a) reaffirms its obligations under the Guaranty or the MuniMae Guaranty, as applicable, and (b) absolutely and unconditionally consents to (i) the execution and delivery by the Borrower of this Amendment, (ii) the continued implementation and consummation of arrangements and transactions contemplated by the Loan Agreement (including, without limitation, as amended or waived hereby) and the other Credit Documents, and (iii) the performance and observance by the Borrower and each Guarantor of all of its respective agreements, covenants, duties and obligations under the Loan Agreement (including, without limitation, as amended or waived hereby) and the other Credit Documents.

Section 12. Waiver and Release

(a) The Borrower and the Guarantors acknowledge and agree that, as of the date hereof: (i) none of the Borrower or the Guarantors has any claim or cause of action against any of the members of the Agent and the Banks, jointly or severally, or any of their respective affiliates (or any of their directors, officers, employees, attorneys or agents) arising out of, under or in any way relating to the Credit Documents, any documents, instruments, agreements (including this letter agreement), dealings or other matters connected with the Credit Documents, the transactions contemplated by the Credit Documents or any actions taken or not taken by the Agent and the Banks, jointly or severally, in connection therewith; (ii) none of the Borrower or the Guarantors has any offset rights, counterclaims or defenses of any kind against payment and performance of the Obligations; and (iii) the Agent and the Banks, jointly and severally, have heretofore properly performed and satisfied in a timely manner all of their respective obligations to the Borrower and the Guarantors under the Credit Documents.

(b) In consideration of the amendments and waivers contained in this Amendment, the Borrower and the Guarantors, on their own behalf and on behalf of each of their respective successors and assigns, hereby waive, release and discharge each member of the Agent and the Banks, jointly and severally, and their respective affiliates (and all of their directors, officers, employees, attorneys and agents), from any and all claims, demands, actions or causes of action on or before the date hereof and arising out of, under or in any way relating to the Credit Documents, any documents, instruments, agreements (including this letter agreement), dealings or other matters connected with the Credit Documents, the transactions contemplated by the Credit Documents or any actions taken or not taken by the Agent and the Banks, jointly or severally, in connection therewith, including, without limitation, all known and unknown matters, claims, transactions or things occurring on or prior to the date hereof. The waivers, releases, and discharges in this paragraph shall be effective regardless of any other event that may occur or not occur prior to, or on or after the date hereof.

Section 13. Conditions Precedent. The agreements set forth in this Amendment are conditional and this Amendment shall not be effective until the following conditions have been fulfilled to the satisfaction of the Agent:

(a) receipt by the Agent of a fully-executed counterpart original of this Amendment;

(b) receipt by the Agent, for the pro rata benefit of the Banks, of the Waiver Fee;

(c) receipt by the Agent, for the pro rata benefit of the Banks, of the Cash Collateral;

(d) receipt and approval by the Agent and the Banks of a sample of the form of the Internal Funding Model;

(e) receipt by the Agent and the Banks of each opinion letter and other agreements, instruments or writings, and the completion of any and actions described on the Closing Checklist attached hereto as Exhibit D (subject to the terms of the Post-Closing Agreement listed on Exhibit D hereto); and

(f) Full cooperation with the Agent and the Banks in any due diligence which they may reasonably require of the Borrower or the Guarantors.

Section 14. Counterparts. This Amendment may be executed and delivered in any number of counterparts with the same effect as if the signatures on each counterpart were upon the same instrument.

Section 15. Amendment as Credit Document. Each party hereto agrees and acknowledges that this Amendment constitutes a “Credit Document” under and as defined in the Loan Agreement.

SECTION 16. GOVERNING LAW. THIS AMENDMENT SHALL BE DEEMED TO CONSTITUTE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, INCLUDING ARTICLE 5 OF THE UCC, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REGARD TO ITS CONFLICTS OF LAW RULES).

Section 17. Successors and Assigns. This Amendment shall be binding upon each of the Borrower, the Guarantors, the Banks, the Agent and their respective successors and assigns, and shall inure to the benefit of each of the Borrower, the Guarantors, the Banks and the Agent.

Section 18. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

Section 19. Expenses. Each Borrower jointly and severally agrees to promptly reimburse the Agent and the Banks for all expenses, including, without limitation, reasonable fees and expenses of outside legal counsel, it has heretofore or hereafter incurred or incurs in connection with the preparation, negotiation and execution of this Amendment and all other instruments, documents and agreements executed and delivered in connection with this Amendment.

Section 20. Integration. This Amendment contains the entire understanding of the parties hereto with regard to the subject matter contained herein. This Amendment supersedes all prior or contemporaneous negotiations, promises, covenants, agreements and representations of every nature whatsoever with respect to the matters referred to in this Amendment, all of which have become merged and finally integrated into this Amendment. Each of the parties hereto understands that in the event of any subsequent litigation, controversy or dispute concerning any of the terms, conditions or provisions of this Amendment, no party shall be entitled to offer or introduce into evidence any oral promises or oral agreements between the parties relating to the subject matter of this Amendment not included or referred to herein and not reflected by a writing included or referred to herein.

Section 21. No Course of Dealing. The Agent and the Banks have entered into this Amendment on the express understanding with each Borrower and Guarantor that in entering into this Amendment the Agent and the Banks are not establishing any course of dealing with the Borrower or the Guarantors. The Agent’s and the Banks’ rights to require strict performance with all of the terms and conditions of the Loan Agreement and the other Credit Documents shall not in any way be impaired by the execution of this Amendment. None of the Agent and the Banks shall be obligated in any manner to execute any further amendments or waivers and if such waivers or amendments are requested in the future, assuming the terms and conditions thereof are satisfactory to them, the Agent and the Banks may require the payment of fees in connection therewith. Each of the Borrower and the Guarantors agrees that none of the ratifications and reaffirmations set forth herein, nor the Agent’s nor any Bank’s solicitation of such ratifications and reaffirmations, constitutes a course of dealing giving rise to any obligation or condition requiring a similar or any other ratification or reaffirmation from the Borrower or the Guarantors with respect to any subsequent modification, consent or waiver with respect to the Loan Agreement or any other Credit Document.

Section 22. Jury Trial Waiver. BORROWER, GUARANTORS, AGENT AND BANKS BY ACCEPTANCE OF THIS AMENDMENT MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON (WHETHER IN CONTRACT, TORT OR OTHERWISE), ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AMENDMENT, THE LOAN AGREEMENT, OR ANY OTHER CREDIT DOCUMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF AGENT OR ANY BANK RELATING TO THE ADMINISTRATION OF THE LOAN OR ENFORCEMENT OF THE CREDIT DOCUMENTS, AND AGREE THAT NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

[Remainder of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Amendment No. 14 to be duly executed by their duly authorized officers or representatives, all as of the date first above written.

BORROWER:	BORROWER:
MMA Financial Warehousing, LLC By: MMA Equity Corporation, its sole member By: /s/ Charles M. Pinckney	MMA Financial Bond Warehousing, LLC By: MMA Equity Corporation, its managing member By: /s/ Charles M. Pinckney

(Signature) Charles M. Pinckney COO	(Signature) Charles M. Pinckney COO

(Printed Name and Title)	(Printed Name and Title)
GUARANTOR:	GUARANTOR:
Municipal Mortgage & Equity, LLC By: /s/ Charles M. Pinckney	MMA Financial Holdings, Inc. By: /s/ Charles M. Pinckney

(Signature) Charles M. Pinckney COO	(Signature) Charles M. Pinckney COO

(Printed Name and Title)	(Printed Name and Title)
GUARANTOR:	GUARANTOR:
MMA Equity Corporation By: /s/ Charles M. Pinckney	MMA Financial TC Corp. By: /s/ Charles M. Pinckney

(Signature) Charles M. Pinckney COO	(Signature) Charles M. Pinckney COO

(Printed Name and Title)	(Printed Name and Title)

[Remainder of page intentionally left blank; Additional Guarantor signature page follows]

GUARANTOR: GUARANT	OR:
MMA Financial BFGLP, LLC By: MMA Financial TC Corp., its sole member By: /s/ Charles M. Pinckney	MMA Financial BFG Investments, LLC By: MMA Financial TC Corp., its managing member By: /s/ Charles M. Pinckney

(Signature) Charles M. Pinckney COO	(Signature) Charles M. Pinckney COO

(Printed Name and Title)	(Printed Name and Title)
GUARANTOR:	GUARANTOR:
MMA Financial BFRP, INC. By: /s/ Charles M. Pinckney	MMA Special Limited Partner, Inc. By: /s/ Charles M. Pinckney

(Signature) Charles M. Pinckney COO	(Signature) Charles M. Pinckney COO

(Printed Name and Title)	(Printed Name and Title)

AGENT:

BANK OF AMERICA, N.A.
By:	/s/ James J. Magaldi

James J. Magaldi, Senior Vice President

THE BANKS:
CITICORP USA, INC.
By: __/s/ M. McKeon_______________
BANK OF AMERICA, N.A.	(Signature)
By: _____/s/ James J. Magaldi ________ James J.	__ M. McKeon Vice President ____
Magaldi, Senior Vice President
(Printed Name and Title)
MERRILL LYNCH COMMUNITY DEVELOPMENT COMPANY, L.L.C.	COMERICA BANK
By: /s/ Michael A. Solomon, EVP	By: ___/s/ Lisa M. Kotula __________
(Signature)	(Signature)
/s/ Michael A. Solomon, EVP	__ Lisa M. Kotula Vice President _
(Printed Name and Title)	(Printed Name and Title)
SOVEREIGN BANK
By: __/s/ John P. Bowen VP________
(Signature)
___ John P. Bowen Vice President
(Printed Name and Title)

EXHIBIT A

I. Borrower:

MMA Financial Warehousing, LLC, a Maryland limited liability company (“SPE I”),

MMA Financial Bond Warehousing, LLC, a Maryland limited liability company (“SPE II”), and

(SPE I and SPE II are individually, and collectively, jointly and severally referred to as the “Borrower”).

II. Guarantors:

Municipal Mortgage & Equity, LLC, a Delaware limited liability company (“MuniMae”),

MMA Financial Holdings Inc., a Florida corporation (“MFH”),

MMA Equity Corporation, a Florida corporation (“MEC”),

MMA Financial TC Corp., a Delaware corporation (“TC Corp.”),

MMA Financial BFGLP, LLC, a Maryland limited liability Company (“BFGLP”),

MMA Financial BFRP Inc., a Delaware corporation (“BFRP”),

MMA Financial BFG Investments LLC, a Delaware limited liability company (“BFG Investments”), and

MMA Special Limited Partner, Inc., a Florida corporation (“MSLP”).

(MuniMae, MFH, MEC, TC Corp., BFGLP, BFRP, BFG Investments, and MSLP are each referred to as a “Guarantor” and are collectively, jointly and severally referred to as the “Guarantors”).

III. Banks:

Bank of America, N.A.
Citicorp USA, Inc.
Comerica Bank
Merrill Lynch Community Development Company, L.L.C.
Sovereign Bank